Exhibit 10.24.5

TIAA BANK

100 Summer Street, Suite 3232

Boston, MA 02110

loanDepot.com, LLC

26642 Towne Center Drive

Foothill Ranch, California 92610

Re: Fifth Amendment to the Sixth Amended and Restated Loan and Security Agreement (the “Fifth Amendment”).

This Fifth Amendment is made as of the 23rd day of March, 2020 (the “Amendment Effective Date”), to that certain Sixth Amended and Restated Loan and Security Agreement, dated November 28, 2018, as amended (the “Agreement”), by and between loanDepot.com, LLC (“Borrower”) and TIAA, FSB, formerly known as EverBank (“Bank”).

WHEREAS, Borrower requested that Bank amend the Agreement as provided herein; and

WHEREAS, Borrower and Bank have agreed to so amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1. Amendments.

(a) Section 1(lll) of the Agreement is amended and restated in its entirety as follows:

“(lll) “LIBOR” means, with respect to each day a Loan Advance is outstanding, the rate per annum equal to the greater of (a) the rate appearing at Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters LIBOR01 Page on such service or such other service as may be designated by Bank for the purpose of displaying London interbank offered rates for U.S. Dollar deposits) as one month LIBOR on such date (and if such date is not a Business Day, LIBOR in effect on the Business Day immediately preceding such date), and (b) 0.75%. Notwithstanding the foregoing, if (i) LIBOR ceases to exist or be published by ICE Benchmark Administration Limited (or any successor or substitute), (ii) there is a material disruption to LIBOR, including but not limited to other lenders in the industry switching from LIBOR to another interest rate, (iii) there is a change in the methodology of calculating LIBOR or (iv) in the reasonable expectation of Bank, any of the events specified in clause (i), (ii) or (iii) will occur; then the rate for the applicable interest period will be determined by such alternate method designed to measure interest rates in a similar manner, as determined by Bank; provided, however, that in the case of the events specified in clause (i) hereof, Bank agrees to select an alternate method in a commercially reasonable manner and consistent with the method applied to other customers in a similar economic position to Borrower in Bank’s portfolio. In order to account for the relationship of the replacement index to the original LIBOR, such alternate method will incorporate any spread to any replacement index as is necessary to ensure that Borrower and Bank are in a similar economic position as the original LIBOR rate.”

SECTION 2. Fees. There are no other fees payable in connection with this Fifth Amendment.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Fifth Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Bank to execute and deliver this Fifth Amendment, Borrower hereby represents and warranties to Bank that as of the date hereof, except as otherwise expressly waived by Bank in writing, Borrower is in full compliance with all of the terms and conditions of the Facility Documents, including without limitation all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 6. Governing Law. This Fifth Amendment and any claim, controversy or dispute arising under or related to or in connection with this Fifth Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 7. Counterparts. This Pricing Letter may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

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